UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

ACTIS GLOBAL VENTURES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-49661	98-0358887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1905 Aston Avenue, Suite 101, Carlsbad, California 92008
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (760) 448-2498

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As reported on a Form 8-K dated October 23, 2006, on October 23, 2006, the Company received $200,000 pursuant to the terms of a promissory note payable to Sujon Limited to provide financing in the amount of $200,000. Under the terms of the note, the principal balance plus a premium equal to 2,000,000 restricted common shares of ACTIS Global Ventures, Inc. and an interest rate of twelve percent (12%) per annum would be due and payable on or before February 18, 2007. The restricted shares would have piggyback registration rights.

On February 22, 2007, the Company and Sujon Limited signed an agreement effective February 18, 2007, to extend the due date of the promissory note payable to April 2, 2007. No other terms of the agreement were modified.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.33	Amendment to Promissory Noted Dated October 19, 2006 Between the Company and Sujon Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIS Global Ventures, Inc.

Date: February 22, 2007	By:	/s/ RAY W. GRIMM, JR.

Ray W. Grimm, Jr. Chief Executive Officer